                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


FROM:    Health Fitness Corporation
         3600 American Blvd West, Suite 560
         Minneapolis, MN 55431
         952-831-6830

CONTACT: Wes Winnekins, CFO, 952-897-5275 -- wes.winnekins@hfit.com
         -or-Dennis B. McGrath, McGrath Buckley Communications Counseling 651-646-4115; dennis@mcgrath-buckley.com


HEALTH FITNESS ANNOUNCES INCREASE IN THIRD QUARTER 2004 RESULTS

         MINNEAPOLIS, November 1, 2004 --- Health Fitness Corporation (HFC) (OTC
BB: HFIT) today announced financial results for the third quarter and nine months ended September 30, 2004.

         For the quarter ended September 30, 2004, revenue increased 76.7% to $13,154,340 from $7,445,094 for the same quarter last year. Gross profit increased 128.3% to $3,347,083 from $1,465,768 for the same quarter last year. As a percent of revenue, gross profit increased to 25.4% compared to 19.7% for the third quarter last year. Net earnings applicable to common shareholders increased 429.9% to $465,164 from $87,786 for the same quarter last year. Net earnings per diluted share of $0.03 increased 200% from $0.01 per diluted share for the same quarter last year.

         For the nine months ended September 30, 2004, revenue increased 71.6% to $38,950,429 from $22,695,925 for the same period last year. Gross profit increased 110.1% to $9,876,378 from $4,701,309 for the same period last year. As a percent of revenue, gross profit increased to 25.4% compared to 20.7% for the same period in 2003. Net earnings applicable to common shareholders increased 122.1% to $1,272,625 from $573,099 for the same period last year. Net earnings per diluted share of $0.08 increased 60% from $0.05 per diluted share for the same quarter last year.

        Jerry Noyce, HFC CEO and President said the significant improvement in financial results compared to 2003 is primarily attributed to HFC's December 2003 acquisition of the Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc, growth from HFC's Health Enhancement Program services and new contract growth outpacing contract attrition.

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          "Our strong performance for the quarter and nine months is the result of hard work and dedication by our associates while we integrated and improved the operations of two companies," Noyce said. "Now that the integration process is essentially complete, we are very optimistic about our strategic direction in light of the scrutiny being placed on obesity, heart disease, diabetes and rising healthcare costs in the workplace. With a large customer base, an enhanced suite of health assessment, fitness, wellness and lifestyle management services, and a corporate market that is increasingly focused on the health of its employees, dependents and retirees, we are optimistic about the opportunity to continue growing our business."

          Health Fitness Corporation is the leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. Serving clients since 1975, HFC provides fitness and wellness management services at more than 400 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

         This press release contains forward-looking statements within the meaning of federal securities laws. These statements include statements regarding intent, belief, or current expectations of the Company and its management and specifically include the statement regarding the Company's optimism regarding its strategic direction and excitement about growth opportunities. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in these statements. These statements should be read in conjunction with the various factors affecting the Company's operations and financial condition discussed in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained within the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. There is no assurance that the Company will be able to capitalize on any of these forward-looking statements.

         Financial tables follow ...

                                    - MORE -

                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


                                                         Three Months Ended                   Nine Months Ended
                                                            September 30,                        September 30,
                                                   ------------------------------      ------------------------------
                                                       2004              2003              2004              2003
                                                   ------------      ------------      ------------      ------------
REVENUE                                            $ 13,154,340      $  7,445,094      $ 38,950,429      $ 22,695,925

COSTS OF REVENUE                                      9,807,257         5,979,326        29,074,051        17,994,616
                                                   ------------      ------------      ------------      ------------
GROSS PROFIT                                          3,347,083         1,465,768         9,876,378         4,701,309

OPERATING EXPENSES
    Salaries                                          1,408,482           834,781         4,180,760         2,407,539
    Other selling, general and administrative           784,560           393,018         2,438,170         1,223,937
    Amortization of acquired intangible assets          219,583              --             658,750
                                                   ------------      ------------      ------------      ------------
           Total operating expenses                   2,412,625         1,227,799         7,277,680         3,631,476
                                                   ------------      ------------      ------------      ------------
OPERATING INCOME                                        934,458           237,969         2,598,698         1,069,833

OTHER INCOME (EXPENSE)
    Interest expense                                   (118,102)          (59,031)         (380,698)          (82,987)
    Other, net                                              908           (32,949)            2,298           (34,808)
                                                   ------------      ------------      ------------      ------------
EARNINGS BEFORE INCOME TAXES                            817,264           145,989         2,220,298           952,038

INCOME TAX EXPENSE                                      330,500            58,203           882,873           378,939
                                                   ------------      ------------      ------------      ------------

NET EARNINGS                                            486,764            87,786         1,337,425           573,099

    Dividend to preferred shareholders                   21,600              --              64,800              --
                                                   ------------      ------------      ------------      ------------
NET EARNINGS APPLICABLE TO
    COMMON SHAREHOLDERS                            $    465,164      $     87,786      $  1,272,625      $    573,099
                                                   ============      ============      ============      ============
NET EARNINGS PER SHARE:
    Basic                                          $       0.04      $       0.01      $       0.10      $       0.05
    Diluted                                                0.03              0.01              0.08              0.05

WEIGHTED AVERAGE COMMON SHARES:
    Basic                                            12,550,679        12,341,284        12,482,060        12,324,292
    Diluted                                          16,122,175        12,743,441        16,078,873        12,542,024



                                    - MORE -



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                           HEALTH FITNESS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                             September 30,     December 31,
                                                                                 2004              2003
                                                                             -------------     ------------
ASSETS

CURRENT ASSETS
    Cash                                                                     $    206,458      $    281,294
    Trade and other accounts receivable, less allowances of $154,400 and        7,913,590         5,218,224
       $131,000
    Prepaid expenses and other                                                    244,179           187,347
    Deferred taxes                                                              1,294,300           850,300
                                                                             ------------      ------------
           Total current assets                                                 9,658,527         6,537,165

PROPERTY AND EQUIPMENT, net                                                       161,714           177,217

OTHER ASSETS
    Goodwill                                                                    9,022,501         8,725,574
    Customer contracts, less accumulated amortization of $673,600 and           1,056,389         1,662,639
       $67,400
    Trademark, less accumulated amortization of $58,300 and $5,800                291,666           344,166
    Other intangible assets, less accumulated amortization of $26,800             115,990           138,582
       and $4,200
    Cash held in escrow                                                              --             471,999
    Deferred taxes                                                                513,382         1,686,301
    Other                                                                          41,275            64,458
                                                                             ------------      ------------
                                                                             $ 20,861,444      $ 19,808,101
                                                                             ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                   $    349,129      $    569,730
    Accrued salaries, wages, and payroll taxes                                  2,635,743         1,607,157
    Other accrued liabilities                                                     510,655           450,255
    Accrued self funded insurance                                                 497,043           228,084
    Deferred revenue                                                            1,525,068         1,427,057
                                                                             ------------      ------------
           Total current liabilities                                            5,517,638         4,282,283

LONG-TERM OBLIGATIONS                                                           2,666,353         4,350,012

COMMITMENTS AND CONTINGENCIES                                                        --                --

CUMULATIVE CONVERTIBLE PREFERRED STOCK, 10,000,000 shares
    authorized, 1,048,874 and 1,003,833 issued and outstanding                  1,508,632         1,443,833

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       12,560,976 and 12,357,334 shares issued and outstanding                    125,609           123,573
    Additional paid-in capital                                                 17,836,886        17,671,536
    Accumulated comprehensive income                                                2,544             5,707
    Accumulated deficit                                                        (6,796,218)       (8,068,843)
                                                                             ------------      ------------
                                                                               11,168,821         9,731,973
                                                                             ------------      ------------
                                                                             $ 20,861,444      $ 19,808,101
                                                                             ============      ============